QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of MB Financial, Inc. on Form S-4 of our report dated January 30, 2004 on the financial statements of First SecurityFed Financial, Inc. appearing in the 2003 Form 10-K of First SecurityFed Financial, Inc. and to the reference to us under the heading "Experts" in the prospectus.

                        /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
April 5, 2004

QuickLinks

CONSENT OF INDEPENDENT AUDITORS